EXHIBIT (i)(2)



                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 64 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File No. 2-27962) of my opinion dated June 19, 2002, which was filed as Exhibit (i) to Post-Effective Amendment No. 63.


                                /s/ Maureen A. Gemma
                                Maureen A. Gemma, Esq.


August 23, 2002
Boston, Massachusetts